Exhibit 10.1

SECURED PROMISSORY NOTE
(REVOLVING)

$15,000,000.00	December 4, 2008

For Value Received, FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership ("Maker"), hereby unconditionally promises to pay to the order of FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (the payee and each successor holder of this Note being herein called the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION DOLLARS AND 00/100 ($15,000,000.00), or, if less, the aggregate unpaid principal amount of all Advances (defined below) (the "Loan"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

1.           Advances; Borrowing Procedure; Termination Borrowing Conditions.

(a)           Advances.  From time to time prior to the Maturity Date (defined below), and so long as no Event of Default (defined below) exists, the Lender shall, subject to the terms and conditions hereof, make advances (the "Advances") to the Maker, and the Maker may borrow, repay and reborrow funds from the Lender hereunder, provided that the aggregate principal amount of all Advances outstanding at any time shall in no event exceed $15,000,000.00. The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder, provided, however, that any failure to so record any Advance or payment shall not in any manner affect the obligation of the Maker to repay any Advance in accordance with the terms hereof.

(b)           Borrowing Procedure.  To obtain an Advance, the Maker must (i) notify Lender (which notice shall be irrevocable) by 2:00 p.m. Eastern Standard Time not less than three (3) Business Days prior to the proposed date on which the Advance is to be made by delivering to Lender a completed Advance Form in the form attached hereto as Exhibit A, and (ii) pay Lender a fee (the "Advance Fee") in an amount equal to 0.50% of the applicable Advance; provided, however, that the Advance Fee may be funded from the proceeds of the applicable Advance.  Each Advance shall be in the minimum amount of $25,000.00, and no more than two (2) Advances shall be requested or made in any calendar month.  Lender shall credit Advances to Maker’s deposit account as described on Exhibit B hereto.  Lender may make Advances under this Note based on instructions from Maker.  Maker shall indemnify Lender for any loss Lender suffers due to such reliance.

(c)           Termination.  Lender’s obligation to make any Advance hereunder shall terminate on the earlier of (i) the occurrence of an Event of Default, (ii) November 30, 2011, or (iii) there has been, in Lender’s discretion, a Material Adverse Change.  As used herein, a “Material Adverse Change” means: (a) a material impairment in the perfection or priority of Lender’s liens, mortgages and security interests pursuant to the Mortgage Documents (defined below), or in the value of any assets intended to be secured thereby, or in the ability of the Lender to enforce any of its rights and remedies under this Note or the Mortgage Documents; (b) a material adverse change in the ownership, management, business, operations, assets, properties or condition (financial or otherwise) of Maker; or (c) a material impairment of the prospect of repayment of any portion of the obligations hereunder or any of the Mortgage Documents or the ability of the Maker to perform any obligations hereunder or thereunder.  Lender shall not be required to make any Advances hereunder at any time that there is an uncured default or Event of Default hereunder.

(d)           Conditions Precedent to Initial Advance.  Lender’s obligation to make the initial Advance hereunder is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation, the following:

i.	timely receipt of an Advance Form in the form attached hereto as Exhibit A;

ii.	payment of the Advance Fee;

iii.	executed original of this Note;

iv.
a certificate of the general partner of Maker with respect to Maker’s certificate of limited partnership and agreement of limited partnership, which certificate shall also include evidence that FSP Phoenix Tower Corp., in its capacity as the sole member of the general partner of Maker and in its capacity as the sole limited partner of Maker, has authorized the execution, delivery and performance of this Note, the Mortgage Documents, and all transactions related thereto;

v.	executed originals of each Mortgage Document;

vi.
a Certificate of Good Standing/Legal Existence for Maker in the State of Texas, a Certificate of Good Standing/Legal Existence for FSP Phoenix Tower LLC in the State of Delaware and evidence that it is qualified to transact business in the State of Texas, and a Certificate of Good Standing/Legal Existence for FSP Phoenix Tower Corp. in the State of Delaware;

vii.	evidence that the applicable Mortgage Documents have been duly recorded; and

viii.
all other documents and legal matters in connection with the transactions contemplated by this Note and the Mortgage Documents shall have been delivered, executed, or recorded, and all other matters shall have been completed, all  in form and substance satisfactory to Lender.

(e)           Conditions Precedent to all Advances.  Lender’s obligation to make each Advance is subject to the following:

i.	timely receipt of an Advance Form in the form attached hereto as Exhibit A;

ii.	payment of the Advance Fee;

iii.
the representations and warranties in Section 7 shall be true on the date of the Advance Form and on the effective date of each Advance, and no default or Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Maker’s representation and warranty on that date that the representations and warranties in Section 7 remain true in all respects, and that no default or Event of Default shall have occurred and be continuing.  For the avoidance of doubt, the Lender shall have no obligation to make any Advance during any cure periods provided for in Section 9 hereof; and

iv.
all other documents and legal matters in connection with the Advance and the transactions contemplated by this Note and the Mortgage Documents shall have been delivered, executed, or recorded, and all other matters shall have been completed, all  in form and substance satisfactory to Lender.

(f)           Covenant to Deliver.  Maker agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Advance.  Maker expressly agrees that any Advance made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Maker’s obligation to deliver such item, and any Advance in the absence of a required item shall be in Lender’s sole discretion.

2.           Principal Repayment.  The outstanding principal amount of the Loan, together with any accrued but unpaid interest, shall be due and payable on the earlier to occur of (i) November 30, 2011 and (ii) the date on which an Event of Default shall have occurred (such date first to occur being referred to herein as the "Maturity Date").  This Note may be prepaid in whole or in part at any time without premium or penalty.

3.           Interest Rate and Payments.  The Maker promises to pay interest only on each Advance monthly in arrears, with the first such payment due and payable on the first day of the first full calendar month following the date of such Advance, and subsequent payments due and payable on the first day of each calendar month thereafter, until all unpaid principal of the applicable Advance is paid in full.  The Maker further promises to pay interest only on the outstanding principal amount of each Advance from the date of such Advance until payment in full of such Advance at a per annum interest rate equal to (i) from the date hereof to the Maturity Date, at the LIBOR Rate (defined below), (ii) from and after the Maturity Date, or during the continuance of an Event of Default, at the rate set forth in clause (i) plus five percent (5.0%) (the “Default Rate”), or (iii) if less than the rates applicable under both clauses (i) and (ii), the maximum rate permissible by law.  As used herein, the “LIBOR Rate” means the per annum rate of interest reported in the Wall Street Journal (“WSJ”) as the “Latest”, “One month”, “London interbank offered rate, or Libor” plus three hundred (300) basis points; provided, however, that if the LIBOR Rate is no longer available, or is no longer published in the WSJ, Lender will choose a new rate that is based upon comparable information and provide prompt notice thereof to Maker.  Regardless of whether an Advance is actually made on the first day of a calendar month, interest on each Advance shall accrue on the unpaid principal balance of such Advance at the LIBOR Rate in effect on the first day of the calendar month in which such Advance is made.  Thereafter, the LIBOR Rate applicable to each Advance shall automatically change to the LIBOR Rate in effect on the first day of each subsequent calendar month until the applicable Advance is repaid in full.

4.           Place of Payment.  All amounts payable hereunder shall be payable in immediately available funds at the office of the Lender, 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, unless another place of payment shall be specified in writing by the Lender.

5.           Application of Payments.  Payment on this Note shall be applied first to costs and expenses due hereunder, then to accrued interest, and thereafter to the outstanding principal balance hereof.  Any principal repayment or interest payment hereunder not paid when due, whether on the Maturity Date, by acceleration or otherwise, shall bear interest at the rate set forth in clause (ii) of Section 3 hereof (or, if such rate exceeds the maximum rate permitted by law, then at such maximum rate permitted by law) until paid in full.

6.           Secured Note.  This Note is the “Note” referred to in, and is executed and delivered in connection with, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of even date herewith between the Maker and the Lender (as the same may from time to time be amended, modified or supplemented or restated, the "Mortgage" and together with any other documents, instruments and agreements made in connection therewith, the “Mortgage Documents”).  Additional rights of the Lender are set forth in the Mortgage Documents. The full amount of this Note (including, without limitation, all principal, interest and expenses) is secured by the pursuant to the terms of the Mortgage Documents.

7.           Representations and Warranties.  The Maker represents and warrants to the Lender that:

(a)           the Maker is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and is duly qualified and in good standing in every other jurisdiction where the nature of its business or the location or ownership of its properties requires such qualification;

(b)           the Maker has the full partnership power and authority to execute and deliver this Note and the Mortgage Documents and to perform all of the obligations hereunder and thereunder, and all necessary partnership action has been taken to execute and deliver this Note and the Mortgage Documents, to make the borrowings hereunder and to grant the mortgages and liens pursuant to the Mortgage Documents;

(c)           this Note and each of the Mortgage Documents constitutes the legal, valid, and binding obligations of the Maker, enforceable against the Maker in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting the enforcement of the rights of creditors;

(d)           the execution, delivery and performance by the Maker of this Note and the Mortgage Documents do not (i) violate any provisions of the Maker's Certificate of Limited Partnership, Agreement of Limited Partnership or any contract, agreement, law, regulation, order, decree or writ to which the Maker or any of its properties are subject, or (ii) require the consent or approval of any person, entity or authority, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of any of the foregoing; and

(e)           No Material Adverse Change shall have occurred and be continuing since the date of this Note.

8.           Negative Covenants.  The Maker shall not do any of the following without first obtaining the prior written consent of the Lender:

(a)           create, incur, assume, guaranty, become liable with respect to (contingently or otherwise), or permit to be outstanding any indebtedness (including, without limitation, any indebtedness evidenced by any notes, instruments or agreements or in connection with any capitalized lease or any contingent obligation) or in respect of any other financing arrangements, except for the obligations under this Note and obligations incurred by the Maker in the ordinary course of business;

(b)           create, permit or suffer to exist, and shall defend against and take such other action as is necessary to remove, any mortgage, lien, deed of trust, charge, pledge, security interest, license or other encumbrance on or in the assets or property of the Maker, or in any portion thereof except (i) for those pursuant to the Mortgage Documents, and (ii) as permitted pursuant to the Mortgage Documents;

(c)           sell, lease, transfer or otherwise dispose of any assets or property of the Maker, or attempt to or contract to do so except for (i) leases (and amendments and modifications to leases) of real estate in the ordinary course of business and (ii) other dispositions of property that do not exceed $50,000.00 in any one transaction or an aggregate of $150,000.00 in any series of transactions; and

(d)           dissolve or liquidate, or merge or consolidate with any other entity, or acquire all or substantially all of the stock or assets of any other entity.

9.           Default.  Each of the following events shall be an "Event of Default" hereunder:

(a)           the Maker fails to pay any of the principal, interest or any other amounts payable under this Note when and as the same becomes due and payable including, without limitation, the Advance Fee.

(b)           the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, Makers, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker's assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due.

(c)           an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied for, appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

(d)           the Maker shall fail in any material respect to perform any covenant, condition or agreement under this Note or the Mortgage Documents.

(e)           any representation or warranty made or deemed made by the Maker under this Note shall have been false or misleading in any material respect when made or deemed made.

(f)           the occurrence of a breach or default under any agreement, instrument or document to which the Maker is a party or by which it is bound, involving any obligation which singly or in the aggregate is more than $250,000 and is reasonably likely to result in a Material Adverse Change.

(g)           one or more judgments or other claims or awards involving an aggregate amount of $250,000, or more, is entered against the Maker, and the same is not released, discharged, bonded against, or stayed pending appeal before the date which is thirty (30) days after the date of entry thereof, if such judgments or other claims or awards are reasonably likely to result in a Material Adverse Change.

(h)           a Material Adverse Change shall have occurred.

10.           Remedies.  Upon the occurrence and during the continuance of an Event of Default hereunder:

(a)           all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Lender, and, in the case of an Event of Default pursuant to Section 9 (b) or (c) above, automatically, be immediately due, payable and collectible by the Lender pursuant to applicable law;

(b)           any and all unpaid principal, interest or other amounts due under this Note shall thereafter bear interest at the maximum rate set forth in Section 3 hereof; and

(c)           the Lender may exercise any and all rights and remedies it may have under this Note, the other Mortgage Documents, or under applicable law.

All rights and remedies shall be cumulative and not exclusive.  The failure of the holder hereof to exercise all or any of its rights, remedies, powers or privileges hereunder, under the Mortgage Documents or any other agreement or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

11.           Expenses.  The Maker agrees to and shall pay to the Lender on demand, any and all expenses, including, without limitation, reasonable attorney's fees and disbursements, incurred or paid by the Lender in connection herewith, including, without limitation, such fees, costs and expenses incurred for collection or enforcement of amounts outstanding hereunder, for protecting, preserving or enforcing the Lender's rights or remedies (including fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, workout, dissolution or liquidation of the Maker or any party to any agreement or instrument securing or guaranteeing this Note).

12.           Waiver.  The Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, protest, presentment, notice of dishonor, notice of acceptance, and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect the Maker's liability hereunder.

13.           Governing Law; Consent to Jurisdiction.  This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws (and not the laws of conflict) of the Commonwealth of Massachusetts.  The Maker hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or relating to this Note or any mortgage Document and the Maker hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in any such court or that such court is an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Maker in the courts of any other jurisdiction.  Any judicial proceeding by the Maker against the Lender or any affiliate of the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Note or any mortgage Document shall be brought only in a court in the Commonwealth of Massachusetts.

14.           Successors and Assigns.  This Note and all obligations of the Maker hereunder shall be binding upon the successors and assigns of the Maker, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, any future holder of this Note and their respective successors and assigns, provided, however, the Maker may not transfer or assign its rights or obligations hereunder without the express written consent of the Lender, and any purported transfer or assignment by the Maker without the Lender's written consent shall be null and void. The Lender may assign, transfer, participate or endorse its rights under this Note and the other Mortgage Documents without the consent or approval of the Maker, and all such rights shall inure to the Lender's successors and assigns.  No sales of participations, other sales, assignments, transfers, endorsements or other dispositions of any rights hereunder or any portion thereof or interest therein shall in any manner affect the obligations of the Maker under this Note.  Upon request, the Maker shall, at its own expense, execute and deliver to the assignee of this Note, a replacement Note of equal and like tenor in an amount assigned to and assumed by such assignee. The Lender may at any time pledge this Note to any of its secured lenders as collateral for any of the Lender's obligations.

15.           Waiver of Jury Trial and Certain Damages.  The Maker and the Lender each waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance of any such rights or obligations.  Except as prohibited by law, the Maker waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Maker (i) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Note, the Lender is relying upon, among other things, the foregoing waivers and certifications.

16.           Indemnification.  The Maker agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Note or any of the other Mortgage Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the properties securing the Note whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Maker of the proceeds of any of the Advances, (e) any actual or alleged violation of any requirements of law or project approvals, (f) any action taken by Lender to enforce its rights and remedies under this Note or the Mortgage Documents,  or (g) the Maker entering into or performing this Note or any of the other Mortgage Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, and in each case except to the extent such claims, actions, suits, liabilities, losses, damages or costs arise due Lender’s gross negligence or intentional misconduct.  In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Maker agrees to pay within thirty (30) days the reasonable fees and expenses of such counsel.  The obligations of the Maker under this Section shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists.  If, and to the extent that the obligations of the Maker under this Section are unenforceable for any reason, the Maker hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

17.           Entire Agreement; Amendments; Invalidity.  This Note and the Mortgage Documents constitute the entire agreement and understanding of the parties, and supersede and replace in their entirety any prior discussions, agreements, etc., all of which are merged herein and therein.  None of the terms of this Note may be amended or otherwise modified except by an instrument executed by each of the Maker and the Lender. If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

18.           Nonrecourse.  Notwithstanding anything to the contrary contained in this Note or in any instrument securing this Note, the directors, officers and shareholders of Maker shall have no personal liability for payment of the indebtedness evidenced hereby or for the payment of sums or the performance of obligations required herein.

In Witness Whereof, this Note has been duly executed as an instrument under seal as of the date first set forth above.

Maker:
FSP PHOENIX TOWER LIMITED PARTNERSHIP

By: FSP Phoenix Tower LLC, its general partner

By:      /s/ George J. Carter
Name: George J. Carter
Title:    President

Address:
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880

Attest: By: /s/ Scott H. Carter Title: Assistant Secretary

SCHEDULE OF LOAN AND PAYMENTS OF PRINCIPAL
TO SECURED PROMISSORY NOTE (REVOLVING)
OF FSP PHOENIX TOWER LIMITED PARTNERSHIP
DATED DECEMBER 4, 2008

Principal Amount of Advance	Date	Advance Fee	Principal Amount Paid	Unpaid Balance

EXHIBIT A

ADVANCE FORM

Date: _____________________

Loan Advance Request

Amount of Advance Requested $___________.

Amount of Advance Fee Applicable to Requested Advance $______________.

Date of Requested Advance:

All of the representations and warranties of FSP Phoenix Tower Limited Partnership, (the “Company”) in the Secured Promissory Note (Revolving) made by the Company in favor of Franklin Street Properties Corp. dated as of December 4, 2008 (the “Note”) are true, correct and complete on the date of this request for an advance.  No default or Event of Default (as defined in the Note) has occurred and is continuing under the Note or any of the other Mortgage Documents (as defined in the Note).

FSP PHOENIX TOWER LIMITED PARTNERSHIP

By:  FSP Phoenix Tower LLC, its general partner

By:      ___________________
Name:
Title:

Phone Number: __________________

EXHIBIT B

DEPOSITORY BANK AND WIRE DETAILS

WIRE INSTRUCTIONS TO TRUST DEPT:

Citizens/PROV
One Citizens Plaza
Providence, RI  02903
ABA #011500120
Further Credit Trust Dept.
DDA #159 04 938 Trust A/C #2011184
FSP Phoenix Tower Corp.